UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona		85705
(Address of principal executive offices)		(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On December 1, 2006, Nord Resources Corporation (“Nord”) announced that Platinum Diversified Mining, Inc.’s (“Platinum”) extraordinary general meeting of shareholders, relating to Platinum’s proposed acquisition of Nord in the all-cash merger transaction (the “Merger”) announced on October 23, 2006, was reconvened and held at 5:00 p.m. (United Kingdom time) on November 30, 2006. This followed the adjournment of the previous meeting, on November 27, 2006, due to lack of clarity over the delivery and completion of proxies. Platinum has publicly stated that, due to a continued lack of clarity over the delivery and completion of proxies, the meeting has been adjourned again with the consent of Platinum’s shareholders until 10:00 a.m. (United Kingdom time) on December 12, 2006 to clarify the position on voting and the delivery of proxies to enable all shareholders to achieve their intended objectives.

Platinum paid a deposit of $500,000 upon execution of the Agreement and Plan of Merger dated October 23, 2006 (the “Merger Agreement”). In accordance with the Merger Agreement, Platinum paid an additional deposit of $250,000 on November 30, 2006, such that a total of $750,000 is now being held by American Stock Transfer & Trust Company, as escrow agent, under a deposit escrow agreement. Platinum is required to deposit an additional $250,000 with the escrow agent on December 27, 2006 if the Merger has not been completed by that date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated December 1, 2006*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: December 1, 2006		/s/ John T. Perry
John T. Perry
Chief Financial Officer

3.